Exhibit 99.1

Contact:
Jonathan Lloyd Jones	Tricia Truehart
Vice President & CFO	Senior Vice President
Columbia Laboratories, Inc.	The Trout Group LLC
(617) 639-1500	(646) 378-2953
FOR IMMEDIATE RELEASE

Columbia Laboratories Repurchases 1.4 Million Shares of Common Stock from Actavis

BOSTON, MA – March 7, 2014 - Columbia Laboratories, Inc. (Nasdaq: CBRX) announced today that the Company has repurchased 1.4 million shares of its common stock, par value $0.01 per share, from Coventry Acquisition, LLC, a subsidiary of Actavis Inc. (Actavis) at $6.08 per share, which represents a 10.75% discount to the closing price on Thursday, March 6, 2014. The total purchase price was approximately $8.5 million. This transaction reduces the total issued and outstanding shares of common stock by about 11.5% from approximately 12.15 million to 10.75 million.

“This was a unique opportunity for us to acquire Actavis’ large block of shares at an advantageous price. This action testifies to our solid financial position and our belief in Columbia’s strong growth prospects,” said Frank Condella, Columbia’s president and CEO. “Actavis continues its efforts behind CRINONE progesterone gel as seen with its recent launch of CRINONE NG. We are confident that our long-standing relationship with Actavis will remain strong.”

In conjunction with this transaction, G. Frederick Wilkinson has stepped down from the Board. Mr. Wilkinson was initially appointed to Columbia’s Board in July 2010 pursuant to the terms of an Investor’s Rights Agreement, dated July 2, 2010, between Coventry and the Company, which granted Coventry the right to designate one director for election to the Board.

“We are grateful to Fred for his insight and support over the past four years on our Board,” Condella noted.

About Columbia Laboratories

Columbia Laboratories, Inc. provides pharmaceutical development, clinical trial manufacturing, and advanced analytical and consulting services to the pharmaceutical industry. The Company has a successful heritage in pharmaceutical research and development, particularly in women’s healthcare and drug delivery. Its most successful product to date, CRINONE® 8% (progesterone gel), is marketed by Actavis, Inc. in the U.S. and by Merck Serono S.A. in over 60 additional countries worldwide. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: Actavis’ and Merck Serono’s success in marketing CRINONE for use in infertility in their respective markets; changes in timing and quantity to Merck Serono’s CRINONE supply orders; timely and successful renewals by Merck Serono of the license for CRINONE in major ex-U.S. markets; Merck Serono’s success in gaining entry to new markets for CRINONE; the successful launch by Actavis of the next-generation vaginal progesterone product for the U.S. market; our ongoing ability to retain current and attract new customers; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products and materials; successful compliance with FDA, MHRA and other governmental regulations applicable to

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Repurchases 1.4 Million Shares of Common Stock from Actavis March 7, 2014	Page 2 of 2

manufacturing facilities, products and/or businesses; changes in the laws and regulations; the ability to obtain and enforce patents and other intellectual property rights; the impact of patent expiration; the impact of competitive products and pricing; our inability to maintain effective internal controls over reporting; the strength of the United States dollar relative to international currencies, particularly the euro, British pound and the Swiss franc; competitive, economic, and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2013. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S. and of Merck Serono S.A. outside the U.S.

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4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com